[BAVLY & CO.
                                  LETTERHEAD]

                                                                    EXHIBIT 16.2

                                                      April 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Trimol Group, Inc.

Dear Ladies and Gentlemen:

      We have read Item 8 of Trimol Group, Inc.'s Form 10-KSB for its fiscal year ended December 31, 1998 and are in agreement with the statements contained therein regarding the undersigned in Item 8(b).

                                          Sincerely,

                                    By:   /s/ Bavly & Co.
                                          --------------------------------------
                                          (formerly Braude Bavly & Co.)